Exhibit 10.2
FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (“First Amendment”) to the Amended and Restated Employment Agreement is made by and between DigitalBridge Group, Inc., a Maryland corporation (“DBRG”), and Ronald M. Sanders, an individual, (“Executive”) with an effective date of April 27, 2023.
WHEREAS, effective December 9, 2022, DBRG and the Executive entered into an Amended and Restated Employment Agreement (“The Agreement”) which among other things, contemplated that Executive’s Employment Term would end on April 27, 2023.
WHEREAS, consistent with the provisions of Section 1 of the Agreement, DBRG and the Executive have mutually agreed to extend the Employment Term as defined in the Agreement and change the Expiration Date to May 11, 2023.
WHEREAS, Executive’s Compensation, Benefits and Annual Cash Bonus shall be continued through the amended Expiration Date.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    The above recitals are true and correct and made a substantive part of this First Amendment.

2.    The Expiration Date set forth on Section 1 of the Agreement shall be changed from April 27, 2023, to May 11, 2023.

3.    All other terms and conditions of the Agreement shall remain in full force and effect.

DIGITALBRIDGE GROUP, INC.    EXECUTIVE

By: /s/ Jacky Wu     Name: Jacky Wu
Title: EVP and Chief Financial Officer
Date: 04/27/2023

     /s/ Ronald M. Sanders

Ronald M. Sanders

Date: 04/27/2023